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                             PARTICIPATION AGREEMENT
                       FORETHOUGHT LIFE INSURANCE COMPANY

This Participation Agreement ("Agreement"), dated as of the      day of
               , 2015, is made by and between FORETHOUGHT LIFE INSURANCE COMPANY ("Company"), on behalf of itself and each of the separate accounts identified on Exhibit A, which is attached hereto, as the parties hereto may amend from time to time ("Variable Accounts"), WADDELL & REED, INC. ("W&R"), distributor for Ivy Funds Variable Insurance Portfolios, and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS ("Ivy Funds VIP").

WHEREAS, Ivy Funds VIP is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and currently includes the separately managed series identified on Exhibit B, which is attached hereto, that are available to the Variable Accounts in accordance with this Agreement (each a "Portfolio"); and

WHEREAS, the Portfolios are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable life insurance policies and/or variable annuity contracts ("Participating Insurance Companies"); and

WHEREAS, Company, W&R and Ivy Funds VIP mutually desire the inclusion of the Portfolios as underlying investment media for each of the variable life insurance policies and/or variable annuity contracts issued by Company identified on Exhibit A, which is attached hereto, as the parties hereto may amend from time to time (collectively, the "Contracts"); and

WHEREAS, the Contracts allow for the allocation of net amounts received by Company to separate sub-accounts of the Variable Accounts for investment in shares of the Portfolios and other similar funds; and

WHEREAS, selection of a particular sub-account (corresponding to a particular Portfolio) is made by the owner of a Contract ("Contract Owner") and such Contract Owner may reallocate their investment options among the sub-accounts of the Variable Accounts in accordance with the terms of the Contracts.

NOW THEREFORE, Company, W&R and Ivy Funds VIP, in consideration of the promises and undertakings described herein, agree as follows:

1. SCOPE OF AGREEMENT. The scope of this Agreement is limited to the purchase of Portfolio shares by the Variable Accounts on behalf of purchasers of the Contracts.

2.   REPRESENTATIONS OF COMPANY.

     (a) Company represents and warrants that the Variable Accounts have been established and are in good standing under the laws of their state of organization; and the Variable Accounts have been registered as unit investment trusts under the 1940 Act and will remain so registered, or are exempt from registration pursuant to Section 3(c)(11) of the 1940 Act;

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     (b)  Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Variable Account as a segregated asset account under applicable state insurance laws and the regulations thereunder.

     (c) Company represents and warrants that (i) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be registered under the Securities Act of 1933, as amended ("1933 Act"), unless exempt from such registration, (ii) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), the 1940 Act and the law(s) of Company's state(s) of organization and domicile, (iii) each Variable Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, unless exempt from such requirements, (iv) each Variable Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (v) Company will amend the registration statement for its Contracts under the 1933 Act and for its Variable Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and
          (vi) each Variable Account prospectus, Statement of Additional Information ("SAI"), and then-current stickers, will at all times comply in all material respects with the applicable requirements of the 1933 Act and the rules thereunder.

     (d) Company represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code"), and Section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify W&R and Ivy Funds VIP immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

     (e) Company represents that the Contracts are currently, and at the time of issuance will be, treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Company will promptly notify W&R and Ivy Funds VIP upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance polices, or that the Contracts may not be so treated in the future.

     (f) Company represents that it has established such rules and procedures as are necessary to ensure compliance with applicable federal, state and self-regulatory requirements relating to the offering of the Contracts. W&R and Ivy Funds VIP explicitly disclaim any and all

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          responsibility for the offer, sale, distribution and/or servicing of the Contracts, except as otherwise specified in this Agreement.

     (g) Company shall during the term of this Agreement comply with all laws, rules and regulations applicable to it in connection with the performance of each of its obligations under this Agreement or applicable to the performance of its business, including, but not limited to, the requirements of the USA Patriot Act of 2001 (the "AML Act") and related laws, rules and regulations.

     (h) To the extent one or more third parties are engaged by Company to offer the Contracts and/or perform services that Company is responsible for under this Agreement (such parties include, but are not limited to, affiliates of Company) ("Agents"), Company shall determine that each such Agent is capable of performing such services, shall take measures as may be necessary to ensure that Agents perform such services in accordance with the requirements of this Agreement and applicable law and shall bear full responsibility for, and assume all liability for (including any obligation for indemnification as provided in Paragraph 13 hereof), the actions and inactions of such Agents as if such services had been provided by Company.

     (i) The Company agrees to use its best efforts to provide information to Ivy Funds VIP solely for the purpose of facilitating its compliance with Rule 22c-2 under the 1940 Act in accordance with the Rule 22c-2 Shareholder Information Agreement attached hereto as Exhibit C. Nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activity pursuant to any policies, procedures and/or requirements implemented by W&R and/or Ivy Funds VIP.

     (j) Company represents that, during the term of this Agreement, it will have in force adequate insurance coverage insuring the Company against potential liabilities associated with the underwriting and distribution of the Contracts.

3. AUTHORITY OF COMPANY. Subject to the terms and conditions of this Agreement, Company shall be authorized to, and agrees, to act as a limited agent of W&R for purposes of Rule 22c-1 under the 1940 Act and to the extent permitted by applicable law, for the sole purpose of receiving instructions for the purchase and redemption of Portfolio shares (from Contract Owners or participants making investment allocation decisions under the Contracts) prior to the close of business of the New York Stock Exchange ("NYSE"), normally 3:00 p.m. Central Time ("Pricing Time") each Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Portfolios calculate their net asset value as set forth in the Portfolios' most recent prospectuses and SAIs. Except as particularly stated in this paragraph, Company shall have no authority to act on behalf of W&R or Ivy Funds VIP or to incur any cost or liability on its behalf.

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4.   AVAILABLE PORTFOLIOS.

     (a) AVAILABILITY. Ivy Funds VIP will make shares of the Portfolios available to Company and its Variable Accounts for purchase and redemption at the applicable net asset value and with no sales charges on those days on which the Portfolios calculate their net asset value pursuant to the rules of the SEC, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, the Board of Trustees of Ivy Funds VIP ("Board") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, the Board deems such action to be in the best interests of the shareholders of such Portfolio, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies. Further, it is acknowledged and agreed that the availability of Portfolio shares shall be subject to Ivy Funds VIP's current prospectus and SAI and to federal and state laws, rules and regulations.

     (b) ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS. W&R and/or Ivy Funds VIP may, from time to time, add other Portfolios to provide additional funding media for the Contracts, or to delete, combine or modify existing Portfolios, by amending Exhibit B hereto. W&R and/or Ivy Funds VIP reserve the right to amend Exhibit B in their sole and exclusive discretion upon 90 days' prior written notice to Company. Upon such amendment to Exhibit B, any applicable reference to a Portfolio, Ivy Funds VIP or its shares herein shall include a reference to any such additional Portfolio.

     (c) NO SALES TO THE GENERAL PUBLIC. Ivy Funds VIP represents and warrants that shares of the Portfolios will be sold only to insurance companies and/or their separate accounts funding variable life insurance policies and/or variable annuity contracts or to other persons or entities permitted under Section 817 of the Code, or regulations promulgated thereunder. Ivy Funds VIP represents and warrants that no shares of any Portfolio have been or will be sold to the general public.

5.   PROCESSING OF PORTFOLIO PURCHASE AND REDEMPTION REQUESTS.

     (a) PRICING INFORMATION. Ivy Funds VIP or its agents will use reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Central Time each Business Day to Company. Company shall use this data to calculate unit values for its Variable Accounts. Unit values shall be used to process that same Business Day's Variable Account transactions. In the event adjustments to transactions previously effected on behalf of a Variable Account are required to correct any material error in the computation of the net asset value of a Portfolio's shares, Ivy Funds VIP or its agent shall notify Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to a Variable Account in accordance with Ivy Funds VIP's then current policies on reimbursement, which Ivy Funds VIP represents are consistent with applicable SEC standards. If an adjustment is to be made in accordance with such policies to correct an error which has caused a Variable Account to receive an amount different than that to which it is entitled, Ivy Funds VIP or its agent shall make all

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          necessary adjustments to the number of shares owned in the Variable
          Account and distribute to the Variable Account the amount of such underpayment for credit by the Company to affected Contract Owners. In the event of any such material error W&R or Ivy Funds VIP shall reimburse Company for administrative or other costs or losses incurred for correcting underlying Contract Owner accounts in accordance with Ivy Funds VIP's current policies on reimbursement. The Company agrees to use its best efforts to minimize any costs incurred under this paragraph and shall provide W&R with acceptable documentation of any such costs incurred.

     (b) PLACING OF ORDERS BY COMPANY. Orders for purchases or redemptions shall be placed by Company with W&R or its specified agent in a manner and format determined by W&R no later than 8:30 a.m. Central Time on the following Business Day. The Company may place purchase and/or redemption orders on the following Business Day for shares of the Portfolios that it receives prior to the Pricing Time each Business Day. The Company will not aggregate pre-Pricing Time trades with post-Pricing Time trades. All orders shall be communicated by the Company through the National Securities Clearing Corporation's ("NSCC") Fund/SERV system. The following information shall be supplied by the Company at the time each order is placed: (i) total purchases for each Portfolio (including all purchase, exchange and transfer orders received by the Company resulting in purchases of Portfolio shares); (ii) total redemptions for each Portfolio (including all redemption, exchange and transfer orders received by the Company resulting in redemptions of Portfolio shares); and (iii) such other information required by NSCC or reasonably requested by W&R.

     (c) PROCESSING OF ORDERS. To the extent permitted by applicable law, orders for shares of Portfolios received by Company prior to the Pricing Time on a Business Day and received by W&R by 8:30 a.m. Central time on the following Business Day shall be executed at the time they are received by W&R and at the net asset value price determined as of the close of trading on the previous Business Day, provided that Company represents it has received such orders prior to the close of the NYSE on the previous Business Day. In connection with this Section 5(c), Company represents and warrants that it will not submit any order for shares of a Portfolio or engage in any practice, nor will it allow any person acting on its behalf to submit any order for shares of a Portfolio or engage in any practice, that would violate or cause a violation of Section 22 of the 1940 Act or Rule 22c-1 thereunder. W&R will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall only place purchase orders for shares of Portfolios on behalf of its customers whose addresses recorded on Company's books are in a state or other jurisdiction in which the Portfolios are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by W&R.

     (d) PAYMENT FOR SHARES. Payment for net purchases shall be wired to a custodial account designated in writing by W&R and payment for net redemptions will be wired to an account designated in writing by Company. Company will wire payment for net purchases to a custodian account designated by Ivy Funds VIP by 5:00 p.m. Central Time on the same day as the order for Portfolio shares is placed, to the extent practicable. Ivy

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          Funds VIP will wire payment for net redemptions to an account designated by Company by 5:00 p.m. Central Time on the day following the day the order is settled, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such period of time as may be required by law. Net purchase orders are subject to cancellation at the option of W&R and/or Ivy Funds VIP in the event that payment is not received within two (2) business days following receipt of the order by Ivy Funds VIP. Company shall indemnify W&R and Ivy Funds VIP for any losses incurred in connection with a cancelled order.

     (e) DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS. Dividends and capital gain distributions shall be reinvested in additional Portfolio shares at net asset value. Notwithstanding the above, W&R shall not be held responsible for providing Company with ex-date net asset value, change in net asset value, dividend or capital gain information when the NYSE is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the SEC has by order permitted the suspension of pricing shares for the protection of shareholders. Ivy Funds VIP shall furnish, on or before the ex-dividend date, notice to Company of any income dividends or capital gain distributions payable on the shares of the Portfolios. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. Ivy Funds VIP shall notify Company of the number of shares so issued as payment of such dividends and distributions.

     (f) MANUAL TRANSACTIONS. In the event that there are technical problems with the NSCC Fund/SERV System or the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

          a. Purchase and Redemption Orders. On each Business Day, Company shall calculate the net purchase and redemption Orders accepted by Company for shares of a Portfolio that it received prior to the close of that day's trading on the NYSE and shall communicate to W&R or Ivy Funds VIP the net purchase or redemption Order (if any) for each Variable Account for such Business Day (which is also the Trade Date). This communication shall be by facsimile or by such other means as the parties hereto may agree to in writing and shall be received by W&R or Ivy Funds VIP prior to 8:30 a.m. Central Time, on the next Business Day following the Trade Date. All trades communicated to W&R or Ivy Funds VIP by this deadline shall be treated as if they were received by W&R or Ivy Funds VIP prior to the close of trading on the Trade Date. Orders received after the close of that day's trading on the NYSE shall be communicated by Company to W&R or Ivy Funds VIP prior to 8:30 a.m. Central Time, on the next Business Day following the Trade Date.

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          b.   Settlement of Transactions.

               i. Purchases. W&R shall provide Company written purchase instructions for wire transfers to the custodian for the applicable Portfolios. Company shall wire the purchase price for each purchase order in accordance with said instructions so that the funds are received by the applicable Portfolio's custodian by no later than close of business on the next Business Day following the Trade Date and Company shall use its best efforts so that such funds are provided to the Portfolio's custodian by 1:00 p.m. Central Time. Company agrees that if it or its Agents fails to provide funds to the Portfolio's custodian as set forth above, then at the option of W&R or Ivy Funds VIP, (A) the transaction may be cancelled, or (B) the transaction may be processed at the next-determined net asset value for the applicable Portfolio after purchase order funds are received. In such event, Company shall indemnify and hold harmless W&R, Ivy Funds VIP and the Portfolios from any liabilities, costs and damages any may suffer as a result of such failure to provide funds in accordance with such deadline.

               ii. Redemptions. W&R and/or Ivy Funds VIP shall use its best efforts to cause to be transmitted by wire transfer on the Business Day immediately following the Trade Date, to such account as Company shall direct in writing, the proceeds of all redemption orders placed by Company no later than the close of business on the Business Day immediately following the Trade Date. Should W&R and/or Ivy Funds VIP need to extend the settlement on a trade, it shall contact Company to discuss the extension; provided, however, that any such extension shall not relieve W&R and/or Ivy Funds VIP of its settlement obligations under Applicable Law.

     (g) ISSUANCE OF SHARES. Issuance and transfer of Portfolio shares will be by book entry only. Share certificates will not be issued to Company for any Variable Account. Portfolio shares will be recorded in the appropriate title for each Variable Account.

     (h) COMPANY REPORTING. When available, Company will provide W&R with monthly reports in a manner and format as agreed upon between the parties. Such reports shall be provided, following the end of each month as agreed upon between the parties. Such reports will set forth information as agreed upon between the parties, which may include but not be limited to a listing of each order received from Contract Owners during the month resulting in the purchase or sale of Portfolio shares, including the following information with respect to each such order and such additional information as W&R shall reasonably request:
          (i) the transaction date, which shall be the Business Day the order was received by the Company, if the order was received prior to the Pricing Time, or the Business Day following the Business Day the order was received by the Company, if the order was received after the Pricing Time; (ii) the transaction type (e.g., purchase, redemption, exchange, transfer, etc.); (iii) the Portfolio CUSIP number; (iv) the dollar amount of the transaction; (v) the name of the agent assigned to the Contract Owner's account/policy; and (vi) the agent's branch office number, city, state and zip code. Company agrees to provide W&R, upon request, written reports indicating the number of

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          Contract Owners and such other information (including books and records) and in such format as W&R may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

6. EXPENSES. All expenses incident to the performance by Company, W&R and/or Ivy Funds VIP of their respective obligations under this Agreement shall be paid by the party subject to the obligation. W&R shall pay compensation to Company under this Agreement as provided on Exhibit D.

7.   PROSPECTUSES, SAIS, PROXIES AND REPORTS.

     (a) DELIVERY TO COMPANY. W&R shall promptly provide Company (or its designee), or cause Company (or its designee) to be provided with:

          (1) a camera-ready copy of the Portfolios' prospectus and any supplements, for use by Company in producing a combined prospectus for each Contract incorporating both the Contract prospectus and the Portfolios' prospectus;

          (2) a Portable document Format (".pdf") version of the Portfolios' SAI and any supplements; and

          (3) periodic reports required under the 1940 Act ("Periodic Reports") in such quantity as Company shall reasonably require for distribution to Contract Owners, or in lieu thereof, a .pdf version of Periodic Reports.

     (b) DELIVERY TO CONTRACT OWNERS. Company assumes sole responsibility for ensuring that such materials are delivered to Contract Owners in accordance with applicable federal and state securities laws provided such materials are promptly provided by W&R.

     (c) DELIVERY TO W&R. Company shall promptly provide W&R the information necessary for W&R (or its designee) to distribute proxy materials to Contract Owners. W&R assumes sole responsibility for ensuring that such materials are delivered to Contract Owners in accordance with applicable federal and state securities laws provided such materials are promptly provided by Company.

          For purposes of clarity, see Schedule A, paragraph F, attached hereto, which outlines each parties responsibility with respect to this Section.

            (1) In the event that Company desires to utilize summary prospectuses, Company shall promptly notify W&R and at such time, the parties agree to abide by Exhibit E with respect to the use and delivery of summary prospectuses.

     (c) USE OF PORTFOLIO MATERIALS BY COMPANY. If Company elects to include any materials provided by W&R or Ivy Funds VIP, specifically prospectuses, SAIs, Periodic Reports and proxy materials, on its web site or in any other computer or

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          electronic format, Company assumes sole responsibility for maintaining such materials in the form provided by W&R or Ivy Funds VIP and for promptly replacing such materials with all updates provided by W&R or Ivy Funds VIP. W&R or Ivy Funds VIP agree to provide all such materials requested by Company in a ".pdf" in a timely fashion at no additional cost, together with such other formats at Company's cost as may be mutually agreed upon.

     (d) PROXY VOTING. Except to the extent prohibited by law, the Company shall, at any time the provisions of Section 11 of the Agreement are in effect: (i) solicit voting instructions from Contract Owners; (ii) vote the Portfolio(s) shares in accordance with the instructions received from Contract Owners; and (iii) vote Portfolio(s) shares for which no instructions have been received in the same proportion as the vote of all other holders of such shares, provided however, that the Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Portfolio shares held for the benefit of such Contract Owners.

8. COMPANY'S USE OF PORTFOLIO INFORMATION. Company and its agents shall make no representations concerning the Portfolios or Portfolio shares except those contained in the Portfolios' then current prospectuses, SAIs or other documents produced by W&R (or an entity on its behalf) which contain information about the Portfolios. Company agrees to submit to W&R for prior review and approval any communication with the public containing any Portfolio information. Company agrees to allow at least ten (10) Business Days for W&R to review any advertising and sales literature drafted by Company (or agents on its behalf) with respect to the Portfolios prior to using such material or submitting such material to any regulator.

9.   REPRESENTATIONS OF W&R AND/OR IVY FUNDS VIP.

     (a) W&R represents that the Portfolios are currently qualified as regulated investment companies under Subchapter M of the Code and that Ivy Funds VIP shall make every effort to maintain such qualification. W&R shall promptly notify Company upon having a reasonable basis for believing that any of the Portfolios has ceased to so qualify, or that they may not qualify as such in the future.

     (b) W&R represents that each of the Portfolios currently complies with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that Ivy Funds VIP will make every effort to maintain the Portfolios' compliance with such diversification requirements, unless the Portfolios are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in the Portfolios' prospectus. W&R will notify Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify, or that a Portfolio might not so qualify in the future. In the event a Portfolio ceases to qualify, W&R will take all steps necessary to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5. If a Portfolio fails to

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          achieve compliance with Section 817(h) within the grace period W&R will reimburse the Company for all damages resulting to the Company.

     (c) W&R represents and warrants that Ivy Funds VIP is duly organized and validly existing under the laws of Delaware and that each Portfolio does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     (d) W&R represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and each Portfolio shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. W&R shall amend the Portfolios' registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. Ivy Funds VIP shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Ivy Funds VIP or W&R.

     (e) Ivy Funds VIP represents and warrants that it, its trustees, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolio in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     (f) W&R represents and warrants that it is currently and will continue to be a registered-broker dealer and member in good standing with the Financial Industry Regulatory Authority ("FINRA").

10. MONTHLY CONFIRMATIONS. Ivy Funds VIP or its agent shall provide Company a monthly statement of account or electronic access to account information, which shall confirm all transactions in Portfolio shares made during that particular month by a Variable Account.

11.  MIXED AND SHARED FUNDING.

     (a) GENERAL. The SEC has granted an order to Ivy Funds VIP exempting it from certain provisions of the 1940 Act and rules thereunder ("Order") so that Ivy Funds VIP may be available for investment by the Variable Accounts and by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance policies, separate accounts of insurance companies unaffiliated with Company, and qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 11. Sections 11(b) through 11(h) below shall apply pursuant to the Order granted to Ivy Funds VIP. Ivy Funds VIP hereby notifies Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

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     (b)  MATERIAL IRRECONCILABLE CONFLICTS. Company agrees to inform the Board of the existence of any potential or existing material irreconcilable conflicts of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the parties recognize that such a conflict may arise for a variety of reason, including without limitation:

               (1) an action by any state insurance or other regulatory authority;

               (2) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

               (3) an administrative or judicial decision in any relevant proceeding;

               (4) the manner in which the investments of any Portfolios are being managed;

               (5) a difference in voting instructions given by variable annuity contract participants, variable life insurance policy participants to Participating Insurance Companies (as that term is defined in the Order) and trustees of Participating Plans (as that term is defined in the Order);

               (6) a decision by a Participating Insurance Company to disregard the voting instructions of participants; or

               (7) a decision by a Participating Plan to disregard the voting instructions of plan participants.

          Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 11(a) hereof, Company will assist the Board in carrying out its responsibilities under the Order by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Company to disregard voting instructions of Contract Owners. Company's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Contract Owners.

     (c)  CONFLICT REMEDIES.

               (1) It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, Company will, if it is a Participating Insurance Company involved in the material irreconcilable conflict, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested

               Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                    (i) withdrawing the assets allocable to some or all of the Variable Accounts from Ivy Funds VIP or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity participants, life insurance participants or all participants) that votes in favor of such segregation, or offering to the affected participants the option of making such a change; and

                    (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

               (2) If the material irreconcilable conflict arises because of Company's decision to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required at Ivy Funds VIP's election, to withdraw each Variable Account's investment in Ivy Funds VIP or any Portfolio. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after Ivy Funds VIP gives notice to Company that this provision is being implemented, and until such withdrawal Ivy Funds VIP shall continue to accept and implement orders by Company for the purchase and redemption of shares of Ivy Funds VIP.

               (3) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw each Variable Account's investment in Ivy Funds VIP within six (6) months after the Board informs Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Ivy Funds VIP shall continue to accept and implement orders by Company for the purchase and redemption of shares of Ivy Funds VIP. No charge or penalty will be imposed as a result of such withdrawal.

               (4) Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of participants.

               (5) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will Ivy Funds VIP or any of its affiliates be required to establish a new funding medium for any Contracts.

               Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of participants materially adversely affected by the material irreconcilable conflict.

     (d) NOTICE TO COMPANY. Ivy Funds VIP will promptly make known in writing to Company the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     (e) INFORMATION REQUESTED BY BOARD. Company and W&R (or W&R's affiliate) will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof the Order or any other exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board.

     (f) COMPLIANCE WITH SEC RULES. If, at any time during which Ivy Funds VIP is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, Ivy Funds VIP agrees that it will comply with the terms and conditions thereof and that the terms of this Section 11 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     (g) OTHER REQUIREMENTS. Ivy Funds VIP will require that each other Participating Insurance Company and each Participating Plan enter into an agreement with Ivy Funds VIP that contains in substance the same provisions as are set forth in Sections 2(c), 2(d), 7(d), 9(b) and 11 of this Agreement.

12.  TERMINATION.

     (a) EVENTS OF TERMINATION. This Agreement shall terminate as to the sale and issuance of Portfolio(s) shares:

          (1) at the option of Company, W&R or Ivy Funds VIP upon at least sixty (60) days advance written notice to the other;

          (2) at any time with respect only to an applicable Portfolio(s), upon W&R's election, if Ivy Funds VIP determines that liquidation of the Portfolio(s) is in the best interest of the Portfolio(s) and its (their) beneficial owners. At least 90 days' notice of election to liquidate shall be furnished by W&R to permit the substitution of Portfolio shares with the shares of another investment company;

          (3) if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

          (4) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules or regulations;

          (5) with respect only to the applicable Portfolio(s), upon a decision by Company based on reasonable cause, in accordance with applicable law, to substitute such Portfolio shares with the shares of another investment company for Contracts for which the Portfolio shares have been selected to serve as the underlying investment medium. Company shall give at least sixty (60) days written notice to Ivy Funds VIP and W&R of any decision to substitute Portfolio shares;

          (6) upon sixty (60) days notice upon assignment of this Agreement unless such assignment is made with the written consent of each other party;

          (7) in the event Portfolio shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Portfolio shares as an underlying investment medium of Contracts issued or to be issued by Company. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur; and

          (8) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement.

     (b) NOTICE REQUIREMENT. In the event of any termination of this Agreement at the option of one of the parties, prompt written notice of the election to terminate this Agreement shall be furnished by the party terminating the Agreement to the non-terminating parties.

     (c) PORTFOLIOS TO REMAIN AVAILABLE; EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement by Company, Ivy Funds VIP will, at the option of Company, continue to make available additional shares of any Portfolio offered under a Contract pursuant to the terms and conditions of this Agreement, for any Contract that is in effect on the effective date of termination of this Agreement and that offers the particular Portfolio(s) as an investment option under the Contract as of that date (hereinafter referred to as "Existing Contracts"), unless W&R or the Board determines that doing so would not serve the best interests of the shareholders of the affected Portfolio(s) or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolio(s) (as in effect on such date), redeem investments in the Portfolio(s) and/or invest in the Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12 will not apply to any (i) actions taken pursuant to Section 11 and the effect of such actions will be governed by Section 11 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2(i) hereof. If Company elects to continue to make available Portfolio shares to Contract Owners after the effective date of termination of this Agreement in accordance with this Section 12(c), all provisions of this Agreement will survive any termination of this Agreement solely with respect to transactions in such Portfolio shares under the Existing Contracts.

          (d) Sections 6, 12(c), 14 and 16 and this Section 12(d) shall survive termination of this Agreement.

          (e) Notwithstanding the termination of this Agreement for any reason whatsoever, W&R (and its successors in interest) will continue to be obligated to pay the applicable fees or other compensation in accordance with Exhibit D so long as net assets of the Separate Accounts remain in a Portfolio.

          (f) In the event of the insolvency or liquidation of the Company, applicable fees or other compensation in accordance with Exhibit D shall continue to be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor.

13.  NOTICES.

     (a) DELIVERY. All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by fax, or by a nationally-recognized overnight courier, postage prepaid. All such notices shall be deemed to have been duly given when so delivered personally or sent by fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier. All such notices to Company, W&R or Ivy Funds VIP shall be delivered to:

          Forethought Life Insurance Company
          300 North Meridian Street, Suite 1800
          Indianapolis, IN 46204

          Attention: Eric Todd, EVP, Chief Investment Officer

          Waddell & Reed, Inc.
          6300 Lamar Avenue
          Overland Park, Kansas 66202
          Attention: Legal Department

          Ivy Funds Variable Insurance Portfolios
          6300 Lamar Avenue
          Overland Park, Kansas 66202
          Attention: Secretary

      All such notices to Company, W&R and Ivy Funds VIP shall be delivered to their respective addresses as listed above, or such other address as Company, W&R and/or Ivy Funds VIP may have furnished in writing to the other parties in accordance herewith.

     (b)  NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

               (1) Ivy Funds VIP or W&R will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to Ivy Funds VIP's registration statement under the 1933 Act or Ivy Funds VIP's prospectus, (ii) any request by the SEC for any amendment to such registration statement or Ivy Funds VIP prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Ivy Funds VIP Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Company. Ivy Funds VIP and W&R will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

               (2) Company will as soon as reasonably practicable notify Ivy Funds VIP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Variable Account's registration statement under the 1933 Act relating to the Contracts or each Variable Account prospectus that may affect the offering of shares of IVY Funds VIP, (ii) any request by the SEC for any amendment to such registration statement or Variable Account prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Variable Account's interests pursuant to the Contracts that may affect the offering of shares of IVY Funds VIP, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law.

14.  INDEMNIFICATION.

     (a)  INDEMNIFICATION BY COMPANY.

               (1) Company agrees to reimburse and/or indemnify and hold harmless W&R, Ivy Funds VIP, and each of their trustees, officers, employees, agents and each person, if any, who controls or is controlled by W&R within the meaning of the 1933 Act (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which W&R or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon, but not limited to:

                    (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Company;

                    (ii) the omission or the alleged omission to state in the
                         Registration Statements or prospectuses of the Variable Accounts, or Contract, or in any sales literature or other public communication generated by Company on behalf of the Variable Accounts or Contracts, a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iii)statements or representations of Company or its agents or third parties, with respect to the offer, sale or distribution of Contracts for which Portfolio shares are an underlying investment, or negligent or wrongful conduct of Company or its agents or third parties with respect to offers or sales of Contracts or Portfolio shares;

                    (iv) the failure of Company to comply with applicable legal or self-regulatory requirements to which it is subject;

                    (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or

                    (vi) any failure to register the Contracts or the Variable
                         Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

               (2) Provided however, that Company shall not be liable in any such case to the extent any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon and in conformity with written information furnished to Company by or on behalf of W&R specifically for its use.

               (3) Company shall reimburse any legal or other expenses reasonably incurred by W&R, Ivy Funds VIP, or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Company shall have prior approval of the use of said counsel or the expenditure of said fees.

               (4) This indemnity agreement shall be in addition to any liability which Company may otherwise have and shall survive termination of this Agreement.

     (b)  INDEMNIFICATION BY W&R AND/OR IVY FUNDS VIP.

               (1) W&R and/or Ivy Funds VIP, as applicable, agree to indemnify and hold harmless Company and each of its directors, officers, employees, agents and each person, (collectively, "Company Affiliated Party"), who controls Company within the meaning of the 1933 Act against any Losses to which Company or any such Company Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon; but not limited to:

                    (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by W&R or Ivy Funds VIP, including but not limited to, the Registration Statements, prospectuses or sales literature of the Portfolios;

                    (ii) the omission or the alleged omission to state in the
                         Registration Statements or prospectuses of the Portfolios or in any sales literature generated by W&R, Ivy Funds VIP or their affiliates a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iii)W&R's failure to keep the Portfolios fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

                    (iv) the failure of W&R or Ivy Funds VIP to comply with
                         applicable legal or self-regulatory requirements to which they are subject;

                    (v) a material breach of this Agreement or of any of the representations or warranties contained herein; or

                    (vi) any failure to register the Portfolios under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

               (2) Provided however, that W&R and Ivy Funds VIP shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon or in conformity with written information furnished to W&R or Ivy Funds VIP by Company specifically for their use.

               (3) W&R and/or Ivy Funds VIP, as applicable, shall reimburse any reasonable legal or other expenses reasonably incurred by Company or any Company Affiliated Party in connection with investigating or defending any such Losses, provided, however, that W&R and Ivy Funds VIP shall have prior approval of the use of said counsel or the expenditure of said fees.

               (4) This indemnity agreement will be in addition to any liability which W&R and/or Ivy Funds VIP, as applicable, may otherwise have and shall survive termination of this Agreement.

     (c) NOTICE AND DEFENSE OF CLAIMS. Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent, which shall not be unreasonably withheld. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

15.  CONFIDENTIALITY.

     (a) COMPANY. Ivy Funds VIP acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "the Company Protected Parties" for purposes of this Section 16), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. Ivy Funds VIP agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by Ivy Funds VIP from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with Ivy Funds VIP, Ivy Funds VIP will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process.

     (b) IVY FUNDS VIP. Company acknowledges that the identities of the customers of Ivy Funds VIP or any of its affiliates (collectively, the "Ivy Funds VIP Protected Parties" for purposes of this Section 16), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Ivy Funds VIP Protected Parties or any of their employees or agents in connection with Ivy Funds VIP's performance of its duties under this Agreement are the valuable property of the Ivy Funds VIP Protected Parties. Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Ivy Funds VIP Protected Parties' customers or any other information or property of the Ivy Funds VIP Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Ivy Funds VIP Protected Parties' customers who also maintain accounts directly with Company, Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Ivy Funds VIP's prior written consent; or
          (b) as required by law or judicial process.

     (c) BOTH PARTIES. Each party acknowledges that any breach of the agreements in this Section 16 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

16.  TRADEMARKS AND FUND NAMES.

     (a) Except as may otherwise be provided in a license agreement among Ivy Funds VIP and Company, neither Company or any of its respective affiliates, shall use any trademark, trade name, service mark or logo of W&R, Ivy Funds VIP or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without W&R's or Ivy Funds VIP's prior written consent, as applicable, the granting of which shall be at the sole option of W&R or Ivy Funds VIP, as applicable. Notwithstanding the foregoing, but subject to all other provisions of this Agreement, Company is hereby granted a limited nonexclusive, nontransferable license to use Ivy Funds VIP's trade name and the trade names of the Portfolios in connection with its performance of this Agreement. Company will cease using all or any of such trade names upon written request of W&R.

     (b) Except as otherwise expressly provided in this Agreement, neither Ivy Funds VIP, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Company's prior written consent, the granting of which shall be at Company's sole option.

17. FORCE MAJEURE. Each party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

18. NO WAIVER. The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

19. GOVERNING LAW AND VENUE. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. Any civil action commenced in connection with this Agreement shall be brought, and venue shall only be proper, in District Court for Johnson County, Kansas.

20. AUTHORIZATION. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

21. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

22. ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including all exhibits hereto, constitutes the entire agreement and understanding between the parties with respect to the matters addressed herein. Except to amend Exhibits A or B, which may be amended unilaterally by W&R and/or Ivy Funds VIP in its sole discretion, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

23. COOPERATION. Each party shall cooperate with each other party and all appropriate government authorities (including without limitation the SEC, FINRA and state securities and insurance regulators) and shall permit such authorities having jurisdiction reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

24. NON-EXCLUSIVE AGREEMENT. The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

25. COUNTERPARTS. This Agreement may be executed by facsimile or other electronic signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                       FORETHOUGHT LIFE INSURANCE COMPANY


                                       ----------------------------------------
                                       By:
                                       Title: President


                                       WADDELL & REED, INC.


                                       ----------------------------------------
                                       By:    Thomas W. Butch
                                       Title: Chief Executive Officer


                                       IVY FUNDS VARIABLE INSURANCE PORTFOLIOS


                                       ----------------------------------------
                                       By:    Henry J. Herrmann
                                       Title: President

                                    EXHIBIT A

                          VARIABLE ACCOUNTS OF COMPANY

                       Name
-----------------------------------------------------
Forethought Life Insurance Company Separate Account A




                           Variable Annuity Contracts

                       Name
----------------------------------------------------
    All Contracts Funded by the Separate Account




                                    EXHIBIT B

          All Portfolios of the Ivy Funds Variable Insurance Portfolios

                                    EXHIBIT C

                  RULE 22C-2 SHAREHOLDER INFORMATION AGREEMENT

     THIS AGREEMENT is entered into as of                 , 2015 by and between
(i) Forethought Life Insurance Company ("we" or "us") and (ii) Waddell & Reed, Inc., ("you") in your capacity as the principal underwriter of the Ivy Funds Variable Insurance Portfolios (each a "Fund" and together the "Funds").

     WHEREAS, Rule 22c-2 under the Investment Company Act of 1940, as amended, requires mutual funds to enter into "shareholder information agreements" with financial intermediaries that hold fund shares on behalf of other investors in "omnibus accounts" and submit orders to purchase or redeem fund shares on behalf of such investors directly to the fund, its transfer agent or principal underwriter; and

     WHEREAS, the parties have entered into a Participation Agreement under which shares of one or more of the Funds are purchased and redeemed on an omnibus basis directly by our Accounts (as defined below) in connection with one or more Contracts (as defined below).

     NOW, THEREFORE, In consideration of the premises and mutual covenants contained below, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings, unless a different meaning is clearly required by the context:

     (A) "ACCOUNT" means an insurance company separate account sponsored or administered by us.

     (B) "BUSINESS DAY" means any day that the New York Stock Exchange is open for trading.

     (C) "CONFIDENTIAL INFORMATION" includes, but is not limited to: (i) "Nonpublic Personal Information" as defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time,
(ii) "Protected Health Information" as such term is defined in the Health Insurance Portability and Accountability Act of 1996, or any successor federal or state statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time; and (iii) "Shareholder Information" as such term is defined below.

     (D) "CONTRACT" means a variable annuity contract, variable life insurance policy or variable funding agreement issued through an Account.

     (E) "FUND POLICIES" means policies established by the Fund and communicated to us in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Fund as described in the Fund's prospectus or statement of additional information as amended from time to time. This term "Fund" does not include any "excepted funds" as defined in Rule 22c-2(b), 17 C.F.R. 270.22c-2(b).

     (F) "INDIRECT INTERMEDIARY" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(iii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to us on behalf of Shareholders with respect to a Contract invested in a Fund through an Account.

     (G) "SHAREHOLDER" means (1) the holder of interests in a Contract or (2) a participant in an employee benefit plan with a beneficial interest in a Contract.

     (H) "SHAREHOLDER-INITIATED TRANSFER PURCHASE" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a one-time step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to the Contract; (v) step-ups in contract value pursuant to a Contract living benefit; or (vi) pre-arranged transfers at the conclusion of a required free look period.

     (I) "SHAREHOLDER-INITIATED TRANSFER REDEMPTION" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of the payment of a death benefit from a Contract.

     (J) "WRITTEN" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

2. AGREEMENT TO PROVIDE REQUESTED SHAREHOLDER INFORMATION. We agree to use our best efforts to provide the following information to you solely for the purpose of facilitating your compliance with Rule 22c-2. Nothing herein, nor any action by us, shall be construed as, or infer that we have undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. We agree to provide to you, upon prior written request, the following information that is on our books and records (collectively, "Shareholder Information") for all Shareholders that engaged in any purchase, redemption, transfer or exchange transactions in the Fund shares through an Account during the period covered by the request, if known:

     (A) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII");

     (B) the individual Contract number or participant account number associated with the Shareholder;

     (C) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange); and

     (D)    any other data mutually agreed upon in writing.

Unless otherwise specifically requested by you, this Paragraph 2 shall be understood to require us to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions.

All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made to us directly via e-mail at:

                              SE2Rule22c-2@se2.com

or such other address we may communicate to you in writing from time to time.

3. PERIOD COVERED BY REQUEST AND FREQUENCY OF REQUESTS. Requests to provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. Frequency of requests for Shareholder Information shall not be so frequent as to be unreasonable, and shall not typically request information older than 90 calendar days from the date of the request, except as you deem reasonably necessary to investigate compliance with Fund Policies.

4.   FORM AND TIMING OF RESPONSE; PROCEDURES REGARDING INDIRECT INTERMEDIARIES.
(a) We agree to provide the requested Shareholder Information that is on our books and records to you promptly, but in any event not later than 5 Business Days after receipt of a good order request given in accordance with Paragraph 2 above, which shall contain the fund account number, CUSIP, trade amount and date. If you so request, we agree to use best efforts to promptly determine whether any specific person, identified by you from the requested Shareholder Information, is itself an Indirect Intermediary. Upon your further request, which must be given in accordance with Paragraph 2 above, we agree to use best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and you so direct us in writing, restrict or prohibit further purchases of Fund shares by such Indirect Intermediary through the Account. We agree to inform you whether we plan to perform (i) or (ii).

(B) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

(C) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

5. LIMITATION ON USE OF INFORMATION. You agree that you shall not use the information received pursuant to this Agreement, including any Confidential Information, for any purpose other than to comply with Rule 22c-2. You and your affiliates shall observe applicable state and federal privacy laws, rules and regulations with respect to Confidential Information. You shall safeguard all Confidential Information and promptly notify us of any voluntary or involuntary dissemination thereof. Neither you nor any of your affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes.

6. AGREEMENT TO RESTRICT TRADING. We agree to execute clear and unequivocal written instructions from you given on behalf of the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Shareholder that has been identified by you as having engaged in transactions of the Fund's shares (directly or indirectly through an Account) that violate Fund Policies. Unless you specifically direct us otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. We will execute such restrictions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund's shares occurred. We will not impose any restriction, and nothing in this Agreement shall require that we impose any restriction, on a Shareholder based on any transactions other than transactions in the Fund's shares through an Account. Instructions must be received by us via email at the following address:
SE2Rule22c-2@se2.com , or such other address that we may communicate to you in writing from time to time. Other correspondence may be sent to us at the following address, or such other address that we may communicate to you in writing from time to time:

                                      se2
                                P.O. Box 758507
                           Topeka, Kansas, 66675-8507

7. FORM OF INSTRUCTIONS. Instructions given in accordance with Paragraph 6 shall be given to us via e-mail in a mutually agreed upon file format. The instructions in the file must include:

     (A)    the fund account number;

     (B)    the Shareholder's TIN, ITIN or GII, if known;

     (C) the specific individual Contract owner number or participant account number (if known) associated with the Shareholder;

     (D) the specific restriction(s) to be executed with respect to such Shareholder, including how long such restriction(s) are to remain in place.

If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

8. TIMING OF RESPONSE. We agree to use reasonable efforts to execute instructions given in accordance with Paragraphs 6 and 7 promptly, but in any event not later than 5 Business Days after receipt of such instructions. We will provide written confirmation to you or your designee as soon as reasonably practicable but not later than 10 Business Days that instructions have been executed.

9. CONSTRUCTION OF THE AGREEMENT; FUND PARTICIPATION AGREEMENTS. The parties have entered into one or more Fund Participation Agreements between or among them for the purchase and redemption of shares of the Funds by the Accounts in connection with the Contracts. This Agreement supplements those Fund Participation Agreements. To the extent the terms of this Agreement conflict with the terms of a Fund Participation Agreement, the terms of this Agreement shall control.

10. DISPUTE RESOLUTION. The parties agree to use their best efforts to seek an amicable solution to any controversy or dispute arising under this Agreement. Any unresolved controversy, claim or dispute arising under this Agreement shall be submitted to nonbinding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in and enforced in any court of competent jurisdiction. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, injunctive relief or specific performance; provided, however, the arbitrator shall have no power to award punitive, consequential or statutory damages and the parties shall not seek such relief in any other forum. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state indicated in the Participation Agreement's choice of law provision, without giving effect to principles of conflicts of laws.

12. TERMINATION. This Agreement will terminate upon the termination of the Fund Participation Agreements.

13. AMENDMENT. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

14. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

15. FORCE MAJUERE. We shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that we are prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond our reasonable control; and such non-performance shall not be a default under this Agreement; provided, however, that if any of the above-enumerated circumstances prevent, hinder or delay performance of our obligations for more than sixty (60) Business Days, the Fund may, at its option, terminate this Agreement in accordance with Paragraph 11, above.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

17. CONSTRUCTION. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

FORETHOUGHT LIFE INSURANCE COMPANY
FOR AND ON BEHALF OF ITSELF AND THE ACCOUNTS


By:
      ------------------------------------

Name:
      ------------------------------------

Title:
      ------------------------------------


WADDELL & REED, INC.

By:
      ------------------------------------

Name:
      ------------------------------------

Title:
      ------------------------------------

      Address for communications:

      6300 Lamar Avenue
      Shawnee Mission, KS 66202

                                    EXHIBIT D

                           FEES OR OTHER COMPENSATION

Company shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, W&R agrees to pay to Company as follows:

(a) ASSETS UNDER MANAGEMENT. Each quarter, W&R shall calculate and pay to Company a fee that shall be equal to fifty (0.50%) basis points, on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts ("Aggregated Assets"), provided, however, that the fee is subject to change pursuant to Paragraph (b) below. The fee (the "Total Fee") shall include and not be in addition to the payment by W&R of the 12b-1 fees received by W&R from Ivy Funds VIP relating to the Aggregated Assets.

(b) CHANGES IN LAW. If a change in the law or the Board of Trustees of Ivy Funds VIP requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if Ivy Funds VIP is required to reduce the 12b-1 fees it pays that are based upon the value of the Aggregated Assets as a result of such change in the law or Board action, then there shall be a corresponding reduction in the amount of the Total Fee due pursuant to above.

The parties to this Agreement recognize and agree that W&R's payments hereunder are for administrative services and personal Contract Owner services (as described in Schedule A) only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. The Company represents and warrants that the fees to be paid by W&R for services to be rendered by Company pursuant to the terms of this Agreement are to compensate Company for providing administrative services to Ivy Funds VIP and for providing personal services to Contract Owners as described in Schedule A, and are not designed to reimburse or compensate Company for providing any other services with respect to the Contracts or any Variable Account.

                                    EXHIBIT E

     For purposes of this Exhibit, the terms summary prospectus and statutory prospectus shall have the same meanings as set forth in Rule 498 under the 1933 Act.

     Ivy Funds VIP and W&R agree to provide each Portfolio's summary prospectus in formats suitable for print and electronic delivery purposes. Ivy Funds VIP and W&R agree that the hosting of such current summary prospectuses and other current documents required by Rule 498(e)(1) ("Fund Documents"), at the url website address designated by Ivy Funds VIP and W&R on each summary prospectus ("Fund Documents Site"), is designed to lead directly to the Fund Documents Site and complies with all applicable requirements of Rule 498(e) and (f)(3). Ivy Funds VIP and W&R, as applicable, also agree to be responsible for compliance with the provisions of Rule 498 (f)(1) involving requests for additional Fund Documents made directly to Ivy Funds VIP or W&R. Ivy Funds VIP and W&R are not required to provide the summary prospectus delivery option for any Portfolio and should Ivy Funds VIP and W&R decide to discontinue such option, W&R agrees to give the Company no less than sixty (60) days' advance written notice of such discontinuance and agrees to continue the hosting of the current Fund Documents Site only as long as required by Rule 498(e)(1).

     The parties hereto agree that the Company is not required to use the summary prospectus delivery option for any Portfolio. If the Company elects to use a portfolio's summary prospectus, the Company agrees to do so in compliance with the Agreement and Rule 498. The Company also agrees that any binding together of summary prospectuses or statutory prospectuses with other materials will be done in compliance with Rule 498(c), consistent with industry standards. The Company further agrees that the Company will be responsible for compliance with the provisions of Rule 498(f)(1) involving requests for Fund Documents made directly to the Company's distribution of any Portfolio's summary prospectuses. The Company acknowledges that the Fund Documents Site is transmitted over the Internet on a best-efforts basis but that neither Ivy Funds VIP nor W&R warrants or guarantees its reliability. The Company agrees that it will comply with any policies concerning the Fund Documents Site usage that Ivy Funds VIP or W&R provides to the Company, including any posted website Terms of Use.

                                   SCHEDULE A

                           ADMINISTRATIVE SERVICES FOR
                     IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Company shall provide certain administrative services respecting the operations of Ivy Funds VIP and certain personal services to Contract Owners investing in Ivy Funds VIP, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by Company and W&R, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.

A. RECORDS OF PORTFOLIO SHARE TRANSACTIONS; MISCELLANEOUS RECORDS.

   1. Company shall maintain master accounts with Ivy Funds VIP, on behalf of each Portfolio, which accounts shall bear the name of Company as the record owner of Portfolio shares on behalf of each Variable Account investing in the Portfolio.

   2. Company shall provide assistance reasonably requested by W&R, Ivy Funds VIP and Ivy Funds VIP's transfer agent as may be necessary to track and record Portfolio share transactions and facilitate the computation of each Portfolio's net asset value per share.

   3. In addition to the foregoing records, and without limitation, Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.

B. ORDER PLACEMENT AND PAYMENT.

   1. Company shall determine the net amount to be transmitted to the Variable Accounts as a result of redemptions of each Portfolio's shares based on Contract Owner redemption requests and shall disburse or credit to the Variable Accounts all proceeds of redemptions of Portfolio shares. Company shall notify Ivy Funds VIP of the cash required to meet redemption payments.

   2. Company shall determine the net amount to be transmitted to Ivy Funds VIP as a result of purchases of Portfolio shares based on Contract Owner purchase payments and transfers allocated to the Variable Accounts investing in each Portfolio. Company shall transmit net purchase payments to Ivy Funds VIP's custodian.


C. ACCOUNTING SERVICES. Company shall perform miscellaneous accounting services as may be reasonably requested from time to time by W&R, which services shall relate to the business contemplated by this Agreement, as amended from time to time. Such services shall include, without limitation, periodic reconciliation and balancing of Company's books and records with those of Ivy Funds VIP with respect to such matters as cash accounts, Portfolio share purchase and redemption orders placed with Ivy Funds VIP, dividend and distribution payments by Ivy Funds VIP, and such other accounting matters that may arise from time to time in connection with the operations of Ivy Funds VIP as related to the business contemplated by this Agreement.

D. BOARD REPORTS. Company acknowledges that W&R may, from time to time, be called upon by the Board, to provide various types of information pertaining to the operations of Ivy Funds VIP and related matters, and that W&R also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, Company agrees to provide W&R with such assistance as W&R may reasonably request so that W&R can report such information to the Ivy Funds VIP's Board in a timely manner. Company acknowledges that such information and assistance shall be in addition to the information and assistance required of Company pursuant to Ivy Funds VIP's mixed and shared funding SEC exemptive order, described in Section 11 of this Agreement.

   Company further agrees to provide W&R with such assistance as W&R may reasonably request with respect to the preparation and submission of reports and other documents pertaining to Ivy Funds VIP to appropriate regulatory bodies and third party reporting services.

E. IVY FUNDS VIP-RELATED CONTRACT OWNER SERVICES. Company agrees to print and distribute, in a timely manner, prospectuses, SAIs, supplements thereto, Periodic Reports and any other materials of Ivy Funds VIP required by law or otherwise to be given to its shareholders, including, without limitation, Contract Owners investing in Portfolio shares, and to bear the expenses associated with such printing and distribution. In addition, Company shall bear the expenses associated with (i) printing, mailing, distributing, and tabulating proxy materials, including voting instruction solicitation materials, sent to Contract Owners with respect to proxy solicitations related to the Variable Account or related to matters requested by Company and agreed to by Ivy Funds VIP, (ii) making typesetting and other customization changes to Ivy Funds VIP proxy materials, which changes are requested by Company and agreed to by Ivy Funds VIP. Company further agrees to provide telephonic support for Contract Owners, including, without limitation, advice with respect to inquiries about Ivy Funds VIP and each Portfolio (not including information about performance or related to sales), communicating with Contract Owners about Ivy Funds VIP (and Variable Account) performance, and assisting with proxy solicitations, specifically with respect to soliciting voting instructions from Contract Owners.

F. For convenience purposes, the chart below details the party responsible for the cost of delivering, printing and mailing prospectuses, SAIs, proxies and reports:

                                                                                          PARTY RESPONSIBLE FOR
                 ITEM                                   FUNCTION                                 EXPENSE
---------------------------------------   ------------------------------------   ---------------------------------------
    VIP Prospectus & Annual Mailing          Typesetting, Layout, Proofing                          Funds
                                                  Printing Existing*                                Funds
                                                   Printing Prospect                               Company
                                                   Mailing Existing*                                 W&R
                                                   Mailing Prospect                                Company
        VIP Prospectus Sticker               Typesetting, Layout, Proofing                          Funds
                                                  Printing Existing*                                Funds
                                                   Mailing Existing*                                 W&R
                                                   Printing Prospect                               Company
                VIP SAI                      Typesetting, Layout, Proofing                          Funds
                                                  Printing Existing*                                 W&R
                                                   Printing Prospect                               Company
                                                   Mailing Existing*                                 W&R
                                                   Mailing Prospect                                Company
Proxy Material for VIP required by Law                 Printing                                   W&R/Funds
                                                        Mailing                                   W&R/Funds
    VIP Annual & Semi-Annual Report          Typesetting, Layout, Proofing                          Funds
                                                  Printing Existing*                                Funds
                                                   Printing Prospect                               Company
                                                   Mailing Existing*                                 W&R
                                                   Mailing Prospect                                Company

----------
* Including contract owners making an initial investment in a Portfolio.